UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D. C. 20549

                                      FORM 8-K

                                   CURRENT REPORT


             PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                     ACT OF 1934

Date of Report (Date of earliest event reported:      October 3, 1995

Commission File Number                        0-11176

                              NTS-PROPERTIES III
            (Exact name of registrant as specified in its charter)

          Georgia                                         61-1017240
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                  No.)

   10172 Linn Station Road
   Louisville, Kentucky                                       40223
(Address of principal executive                            (Zip Code)
offices)

Registrant's telephone number,
including area code                                       (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report

Item 5.    Other Items

           On October 3, 1995, NTS-Properties III (the "Partnership") established an Interest Repurchase Reserve pursuant to Section
           16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Under Section 16.4, limited partners may request the Partnership to repurchase their respective interests (Units) in the Partnership. The Partnership has notified the limited partners of the establishment of the Interest Repurchase Reserve and the opportunity to request that the Partnership repurchase Units at the established price pursuant to that certain letter to limited partners dated October 3, 1995, a copy of which is attached hereto and made a part hereof.

October 3, 1995

Dear NTS-Properties III Investor:

It has come to our attention that there are those who are buying or offering to buy limited partnership units in NTS-Properties III at heavily discounted prices. The discounted prices of which we are aware are far below that which the General Partner believes to be appropriate, even though it may be a number of years before the investors in the Partnership realize the liquidation value of their interests.

The General Partner continues to strongly recommend to our investors that Units should not be sold at these heavily discounted prices. However, we recognize that circumstances may arise from which an investor may feel compelled to sell his or her Units.

Accordingly, the Partnership has established an Interest Repurchase Reserve in the amount of $156,000.00 pursuant to Section 16.4 of the Partnership's Limited Partnership Agreement. Under this Section of the Partnership Agreement, the Partnership may repurchase Units from investors who indicate in writing their desire to sell. With this Interest Repurchase Reserve the Partnership will be able to repurchase up to 750 Units at a currently contemplated price of $208 per Unit from investors who sign and return the Repurchase Request form attached to this letter.

Units will be repurchased on a "first-come, first-served" basis until the Interest Repurchase Reserve is depleted. If the number of Units submitted for repurchase exceeds that which can be repurchased by the Partnership in the fourth quarter, those additional Units may be repurchased in subsequent quarters. The Partnership may at the discretion of the General Partner continue to set aside funds in the Interest Repurchase Reserve.

The above offering price per Unit was established by the General Partner in its sole discretion, and does not purport to represent the fair market value or liquidation value of a Unit. The General Partner believes that this purchase price represents a substantial discount from the value of each Unit. However, there is no guarantee of the amount that limited partners who choose not to sell their Units will receive upon the ultimate liquidation of the Partnership.

If you are interested in the Partnership repurchasing your Units, please sign, date and return the enclosed Repurchase Request form in the envelope provided. Upon receipt of your signed Repurchase Request form, we will provide you with transfer documents and appropriate instructions. Payment for repurchased Units will be made within 10 days after you have returned the properly executed transfer documents. No transfer fees or commissions will be charged for the repurchase. You may obtain further information on the Interest Repurchase Reserve by calling Investor Services at (303) 705-6196.

                                 REPURCHASE REQUEST

                          FOR LIMITED PARTNERSHIP UNITS IN

                                 NTS-PROPERTIES III


Date: ___________________

I request that NTS-Properties III repurchase my limited partnership interest(s)("Units") at the price of $208 per Unit, as described in the letter to me from NTS-Properties Associates dated October 3, 1995 to which this Repurchase Request is dated. As a condition to repurchase, I understand that I hereby waive the provisions of Section 16.4 of the Amended and Restated Agreement of Limited Partnership of NTS-Properties III (the "Partnership Agreement") regarding the price and terms of repurchase of Units, and fully and finally release NTS-Properties III and its General Partner from any and all known or unknown claims, liability and actions, whether arising under or pertaining to the Offering or Prospectus for NTS-Properties III, the Partnership Agreement or otherwise. I will reaffirm my waiver and release upon execution of the transfer documents. Please send me the appropriate transfer documents.

I own ______ Units of NTS-Properties III. I have read and fully understand the foregoing.

[Each owner of the Limited Partner Units must sign below]



_________________________________             __________________________________
Signature of Limited Partner                    Signature of Limited Partner

_________________________________             __________________________________
Printed Name                                    Printed Name

                                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NTS-PROPERTIES III
                                          (Registrant)

                                       BY: NTS-Properties Associates
                                           BY: NTS Capital Corporation,
                                               General Partner


                                               /s/ John W. Hampton
                                               John W. Hampton
                                               Senior Vice President



Date:    October 3, 1995